UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2013

NEW CENTURY BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina		28334
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 892-7080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2013, New Century Bancorp, Inc. (the “Registrant”) held its Annual Meeting. There were four proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the nominees were approved and elected to serve on the Registrant’s Board of Directors. The other proposal was also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 12, 2013.

The voting results were as follows:

Proposal 1: Proposal to elect five members of the Board of Directors for terms of three years.

Directors Elected	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Three-Year Terms

J. Gary Ciccone	2,929,973	93,039	--	1,664,670

D. Ralph Huff, III	2,761,589	261,423	--	1,664,670

Ronald V. Jackson	2,910,015	112,997	--	1,664,670

J. Larry Keen, Ed.D	2,884,607	138,405	--	1,664,670

C.L. Tart, Jr.	2,956,142	66,870	--	1,664,670

Proposal 2: Proposal to ratify a non-binding shareholder resolution regarding executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,620,134	319,291	83,587	1,664,670

Proposal 3: Proposal to ratify a non-binding shareholder resolution regarding the frequency of future advisory votes on executive compensation.

	Votes For	Votes Against	Abstentions	Broker Non-Votes

1 Year	982,844	0	144,564	0

2 Years	377,017

3 Years	1,518,587

Proposal 4: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Registrant’s independent registered public accounting firm for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,598,280	54,920	34,482	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated: May 24, 2013